Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our report dated 12 August 2011, with respect to the consolidated financial statements of PacketExchange (Ireland) Limited included in the Current Report of Global Telecom & Technology, Inc on Form 8-K/A (amendment No. 1) dated 12 August, 2011.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Global Telecom & Technology, Inc on Form S-1 (File No. 333-148650, effective 8 February 2008).

GRANT THORNTON

Dublin, Ireland
16 August 2011